EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 25, 2002, except for Note 21, as to which the date is March 28, 2002, included in this Form 10-K for the year ended December 31, 2001, into the U S Liquids Inc. previously filed Form S-3 Registration Statement File No. 333-34875, Form S-4 Registration Statement File No. 333-75287, and Forms S-8 Registration Statement File Nos. 333-34689 and 333-93129.

ARTHUR ANDERSEN LLP

Houston, Texas

March 28, 2002